PENNSYLVANIA ENTERPRISES, INC.

                  1995 DIRECTORS' STOCK COMPENSATION PLAN

         (Amended and Restated Effective as of November 19, 1997)


1. Purpose

     The purpose of the Pennsylvania Enterprises, Inc. Stock Compensation Plan for Directors (the "Plan") is to advance the interests of Pennsylvania Enterprises, Inc. and its shareholders by providing an additional means to attract and retain persons of exceptional ability to serve as Directors, by providing an additional incentive to such persons for superior performance, and more closely aligning their interests with those of other shareholders. This Plan shall be interpreted and implemented in a manner so that awards of shares of Common Stock to Directors will be exempt under Rule 16b-3 of the Exchange Act, as such Rule and the Exchange Act may from time to time be amended.

2.  Definitions

     Unless the context clearly indicates otherwise, the following terms when used in this Plan shall have the meanings set forth in this section:

        a. "Board of Directors" shall mean the Board of Directors of the Company.

        b. "Company" shall mean Pennsylvania Enterprises, Inc., a Pennsylvania corporation, or its successor.

        c. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        d. "Eligible Director" shall mean any member of the Board of Directors who is not also a full-time employee of the Company or of any of its affiliates.

        e. "Common Stock" shall mean shares of common stock of the Company, no par value, stated value $5 per share.

3.  Shares of Common Stock to be Awarded Under the Plan

     Common Stock awarded pursuant to the Plan may be shares of the Corporation's authorized but unissued Common Stock or may be shares of Common Stock reacquired by the Company and held in treasury.

4.  Eligibility

     Only Directors who are not full-time employees of the Company or any of its affiliates shall be eligible to receive awards of shares of Common Stock under this Plan.
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5.  Awards of Shares of Common Stock

        a. Each year, at the organizational meeting of the Board of Directors held immediately following the annual meeting of shareholders, 400 shares of Common Stock shall automatically be awarded to each person who is a continuing Eligible Director and has completed at least one year of service, for his or her services as a Director, being in addition to any retainer, attendance or other fees or expenses.

        b. If, prior to the beginning of the calendar year, the Director has elected to defer receipt of the shares of Common Stock until his or her termination of service as a Director, the number of shares set forth above shall not be delivered as provided in this Plan, but shall instead be credited to the Director's account under the Director Deferred Compensation Plan in the form of Stock Units, which thereafter shall be subject to the terms of such Director Deferred Compensation Plan.

        c. If, prior to the beginning of the calendar year, the Director has not made an election to defer receipt of the shares of Common Stock, the Company shall deliver to the Director stock certificates for such shares as soon as practicable after the meeting of the Board of Directors referred to in paragraph 5.a. Such shares shall thereafter be subject to the terms of this Plan.

6.  Adjustments

     In the event of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, issuance of rights or any other change in the capital structure of the Company, the number and kind of shares of Common Stock or other securities or property to be awarded hereunder shall be equitably adjusted to reflect the occurrence of such event; provided, however, that no adjustment shall be made except as shall be necessary to preserve, rather than enlarge, the value of future awards under the Plan.

7.  General Provisions

        a. No Eligible Director or other person claiming under or through an Eligible Director shall have any right, title or interest by reason of the Plan to any particular assets of the Company.
            The Company shall not be required to establish any fund or make any other segregation of assets to assure the award of shares of Common Stock hereunder.

        b. All shares awarded under the Plan are non-forfeitable but are non-transferable for a period of three (3) years following the applicable award date, except that shares shall become immediately transferable in the case of death, disability, or retirement from the Board on or after age 65 [or in the event of a Change of Control as such term is defined in the Director Deferred Compensation Plan].
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        c.  No right under this Plan shall be transferable or otherwise subject to anticipation, sale, assignment, pledge, encumbrance or charge.

        d. Notwithstanding any other provision of this Plan, the Company shall not be required to award or deliver any certificate for shares of Common Stock under this Plan prior to fulfillment of all of the following conditions:

            1. Any required listing or approval or notice of issuance of such shares on any securities exchange on which the Common Stock may then be traded;

            2. Any registration or other qualification of such shares under any state or federal law or regulation or other qualification which the Board of Directors shall upon the advice of counsel deem necessary or advisable; or

            3. The obtaining of any other required consent or approval or permit from any state or federal government agency.

        e. In no event shall the Company be required to issue a fractional share hereunder.

        f. The issuance of shares of Common Stock under the Plan shall be subject to any applicable taxes or other laws or regulations of the United States of America and any state or local authority having jurisdiction thereover.

8.  Effective Date; Termination and Amendment

        a. The Plan shall be effective as of January 18, 1995, the date of its approval by the Board of Directors; provided, however, that awards shall not be made under the Plan prior to its approval by the affirmative votes of the holders of the majority of the Company's Common Stock present, or represented, and entitled to vote on the Plan, at a duly constituted meeting of the shareholders of the Company. The Plan as amended and restated shall be effective as of November 19, 1997.

        b. The Plan shall terminate on January 18, 2005. The Board of Directors may also terminate the Plan or make such modifications or amendments to the Plan as it may deem advisable; provided, however, that the Board of Directors may not amend the Plan without shareholder approval by the affirmative votes of the holders of the majority of the Company's Common Stock present, or represented, and entitled to vote on the Plan, at a duly constituted meeting of the shareholders of the Company for any of the following purposes:

               (i) increase the number of shares of Common Stock which may be awarded annually to each Eligible Director under the Plan;

               (ii)  extend the term of the Plan;
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               (iii) modify the requirements as to eligibility to receive awards of shares of Common Stock under the Plan;

               (iv) make any other amendment to the Plan for which approval by the shareholders of the Company is required by any law, rule or stock exchange requirement.

IN WITNESS WHEREOF, this Plan has been duly executed by an authorized
officer of the Company on this        day of                     , 1997.





                                     PENNSYLVANIA ENTERPRISES, INC.




                                            /s/Thomas F. Karam
                                               Thomas F. Karam
                                     President and Chief Executive Officer
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